EXHIBIT 1


FRIEDMAN ALPREN & GREEN LLP
Certified Public Accountants and Consultants
1700 Broadway
New York, NY 10019


                                            April 30, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                             Re: Cirus Telecom, Inc.

         We have read the statements that we understand Cirus Telecom, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                            Yours truly,


                                            /s/FRIEDMAN ALPREN & GREEN LLP